Exhibit 99.1

      TOP LUXURY MARKETER NANCY ROBEY TO JOIN COLLECTORS UNIVERSE AS CHIEF
                                MARKETING OFFICER

NEWPORT BEACH, Calif., Sept. 14 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, diamonds and colored gemstones, today announced that Nancy Robey, a well-known luxury marketer, will join the Company as Chief Marketing Officer effective November 1, 2006. Initially, Ms. Robey will be focusing on the jewelry markets through the Company's diamond authentication and grading service Gem Certification & Assurance Lab (GCAL) and the Company's colored gemstone authentication and grading service American Gemological Laboratories (AGL). She will help facilitate the Company's near term growth plans in the domestic and international jewelry markets as well as in other high end luxury markets in the future.

Nancy Robey has over 25 years experience in marketing fine jewelry and luxury goods, most recently with VNU Expositions Jewelry Group as Group Vice President, Global Business Development. During her 12 years at VNU, Ms. Robey created luxury and fine jewelry trade show events such as Couture Jewelry Collection & Conference U.S., Monte Carlo and Latin America, Signature Salons, Couture Diamond Leadership Conference, and most recently, the Fine Jewelry CEO Summit. In addition, Ms. Robey was responsible for nine trade shows including those she created, three JA Shows and the Couture Club & Pavilion extensions into the JA Summer and Winter Shows. Her experience also includes contributions at the Platinum Guild International USA, Tiffany & Co., Harry Winston and NW Ayer Advertising, for which she was, at the time, engaged by De Beers Consolidated Mines.

Chief Executive Officer Michael Haynes commented, "Nancy Robey is the consummate marketer in fine jewelry and luxury goods. I am very pleased she is joining our team as the leader to focus first on our brands in diamonds and colored gemstones along with other initiatives in the jewelry markets, then on our expansion into authentication and grading of other luxury goods. Perhaps no one knows more about marketing fine jewelry in the entire distribution channel from mining to retailing than Nancy Robey. With Nancy's significant knowledge and experience, we fully expect to continue to increase consumer confidence and assist at every distribution point to market and sell more fine jewelry with diamonds and colored gemstones."

"I am enthusiastic about leveraging my skills with the significant resources of the publicly traded Collectors Universe for GCAL and AGL in the jewelry markets," stated Ms. Robey. "I believe that we will be able to build on the successes of these brands and increase the consumer confidence in jewelry products certified by GCAL and AGL, resulting in the increased sales of jewelry carrying these brands through retailers both large and small," she added. "CEO Michael Haynes is a visionary in our industry, and I look forward to working with him and other members of Collectors' top leadership to identify new markets for future growth."

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstone markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs and views about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, including, but not limited to the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses, is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2006 which we filed with the Securities and Exchange Commission on September 13, 2006. Due to such risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

    Contacts:
    Joe Wallace
    Chief Financial Officer
    Collectors Universe
    919-567-1245
    jwallace@collectors.com

    Brandi Piacente
    Investor Relations
    The Piacente Group
    212-481-2050
    brandi@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
    -0-                             09/14/2006
    /CONTACT: Joe Wallace, Chief Financial Officer of Collectors Universe, +1-919-567-1245, jwallace@collectors.com; or Investor Relations, Brandi Piacente of The Piacente Group, +1-212-481-2050, brandi@thepiacentegroup.com, for Collectors Universe, Inc./
    /Web site:  http://www.collectors.com /